EXHIBIT 99.1
NEWS RELEASE

MURPHY OIL CORPORATION ANNOUNCES SECOND QUARTER RESULTS
Produced at Upper End of Guidance Range
Announced Oil Discovery at Bubale-1X in Côte d’Ivoire
Advanced Lac Da Vang (Golden Camel) Development Project toward First Oil, Completing Pipeline Work and Launching the FSO

HOUSTON, Texas, August 5, 2026 – Murphy Oil Corporation (NYSE: MUR) today announced its financial and operating results for the second quarter ended June 30, 2026. As a supplement to this release, Murphy has also furnished a Quarterly Stockholder Update.
Unless otherwise noted, the financial and operating highlights and metrics discussed in this commentary exclude noncontrolling interest (NCI).†

(Millions of dollars, except volumes and per share amounts)	Three months ended June 30, 2026
Net income attributable to Murphy	$232.2
Net income attributable to Murphy per common share - Diluted	$1.59
Adjusted net income from continuing operations attributable to Murphy (Non-GAAP) [1]	$225.8
Adjusted net income from continuing operations per average common share - Diluted (Non-GAAP) [1]	$1.55
Adjusted EBITDA attributable to Murphy (Non-GAAP) [1]	$592.7
Adjusted EBITDAX attributable to Murphy (Non-GAAP) [1]	$632.0
Net cash provided by continuing operations activities	$655.9
Operating cash flow excluding working capital adjustments (Non-GAAP) [1]	$588.4
Free cash flow (Non-GAAP) [1]	$110.0
Oil production, net (BOPD) [2]	85,265
Total production, net (BOEPD) [2]	168,995
Capital expenditures (CAPEX)	$476.0
Lease operating expense from continuing operations ($/BOE) [2]	$8.83
1 Please see our schedules of adjusted net income, adjusted EBITDA and adjusted EBITDAX and free cash flow for details and reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures.
2 Barrels of oil per day (BOPD), barrels of oil equivalent (BOE) and barrels of oil equivalent per day (BOEPD).

Highlights for the second quarter include:
•Produced 169,000 BOEPD, at the upper end of quarterly guidance primarily due to continued strong well performance at Tupper Montney
•Earned net income of $232 million in 2Q 2026 compared to $22 million in 2Q 2025, with the increase driven by stronger commodity prices and continued operational outperformance
•Announced oil discovery at the Bubale-1X exploration well in Block CI-709 offshore Côte d'Ivoire, with the well encountering 100 feet of net pay across two reservoirs
•Concluded the Hai Su Vang (Golden Sea Lion) appraisal program in Vietnam with the completion of the Hai Su Vang-4X appraisal well, which was expensed as a dry hole
•Completed drilling operations and initiated completion activities at the Chinook #8 development well in the Gulf of America
•Finalized pipeline installation and launched the FSO (Floating Storage and Offloading vessel) at the Lac Da Vang development project in Vietnam
•Executed onshore program as planned, bringing online six Eagle Ford Shale wells and four Kaybob Duvernay wells
Subsequent to the second quarter:
•Spud the Bubale West-1X appraisal well in Block CI-103 offshore Côte d'Ivoire
•Spud the Lac Da Trang (White Camel) North-1X exploration well in Block 15-1/05 in Vietnam
•Completed the installation of topsides and mobilized FSO to final location for the Lac Da Vang development project
•Expanded the full-year capital program to advance high-impact appraisal and development opportunities, increasing the CAPEX midpoint from $1.25 billion to $1.55 billion
•Published the 2026 Sustainability Report, highlighting Murphy’s commitment to responsible operations, corporate governance, and long-term shareholder value creation
“Murphy enters the second half of 2026 with a growing exploration pipeline and multiple pathways to long-term shareholder value creation. Bubale-1X has broadened our opportunity set, Hai Su Vang has progressed from appraisal to development planning, and Lac Da Vang is nearing first oil. The breadth of our portfolio creates optionality, allowing us to prioritize the highest-value opportunities and maximize shareholder returns,” stated Eric M. Hambly, President and Chief Executive Officer.

SHAREHOLDER RETURNS
During the second quarter of 2026, we paid $50 million in quarterly dividends.
While the Company elected not to repurchase shares in the second quarter, it retains significant flexibility with $550 million remaining under its share repurchase authorization. As of June 30, 2026, there were 143.4 million shares outstanding.
FINANCIAL POSITION
Murphy had approximately $2.48 billion of liquidity on June 30, 2026, comprised of the undrawn $2.00 billion senior unsecured credit facility and approximately $480 million of cash and cash equivalents, inclusive of NCI.
As of June 30, 2026, Murphy’s total debt of $1.55 billion was comprised of long-term, fixed-rate notes, with a weighted average maturity of 8.7 years and a weighted average coupon of 6.3 percent.
ONSHORE OPERATIONS SUMMARY
In the second quarter of 2026, the onshore business produced approximately 103,800 BOEPD, which included 38 percent liquids.

Onshore	Oil Production (BOPD)	Total Production (BOEPD)
Eagle Ford Shale	26,900	39,100
Tupper Montney	200	58,100
Kaybob Duvernay	4,700	6,600
Eagle Ford Shale – Brought online six new wells in Catarina, with an additional eight operated Catarina wells and six non-operated Tilden wells coming online subsequent to quarter end.
Onshore Canada – Brought online a four-well pad in Kaybob Duvernay and progressed an eight-well pad in Tupper Montney, which came online subsequent to quarter end.
OFFSHORE OPERATIONS SUMMARY
Excluding NCI, the offshore business produced approximately 65,000 BOEPD in the second quarter of 2026, which included 88 percent liquids.

Offshore	Oil Production (BOPD)	Total Production (BOEPD)
Gulf of America	45,400	57,100
Canada	7,900	7,900
Gulf of America – Completed drilling operations and initiated completion activities at the high-impact Chinook #8 development well. The well is expected to come online in the fourth quarter of 2026 with a gross initial production rate of approximately 15 MBOEPD.

Vietnam – Successfully installed the pipelines and launched the FSO at the Lac Da Vang development project. Subsequent to quarter end, the topsides were installed and the FSO was mobilized to its final destination. The project remains on track and is expected to achieve first oil in the fourth quarter of this year.
PRODUCTION AND CAPITAL EXPENDITURE GUIDANCE
The table below illustrates third quarter and full year 2026 guidance.

3Q 2026 Guidance
Producing Asset	Oil (BOPD)	NGLs (BOPD)	Natural Gas (MCFD)	Total (BOEPD)
Eagle Ford Shale	28,400	6,400	33,100	40,300
Gulf of America, excl. NCI	38,800	3,300	39,900	48,800
Tupper Montney	100	—	436,000	72,800
Kaybob Duvernay	3,800	600	9,500	6,000
Offshore Canada	6,900	—	—	6,900
Other	200	—	—	200

Total Net Production, excl. NCI [1] (BOEPD)		171,000 to 179,000
Capital Expenditures, excl. NCI [2] ($ MM)		$380 - $460
Exploration Expense [3] ($ MM)		$135

Full Year 2026 Guidance
Total Net Production, excl. NCI [4] (BOEPD)		167,000 to 175,000
Capital Expenditures, excl. NCI [5] ($ MM)		$1,500 to $1,600
Exploration Expense [6] ($ MM)		$300

[1] Excludes noncontrolling interest of MP GOM of 4,800 BOPD of oil, 200 BOPD of NGLs and 1,800 MCFD natural gas
[2] Excludes noncontrolling interest of MP GOM of $20 million
[3] Includes assumed dry hole expense of $100 MM in 3Q 2026
[4] Excludes noncontrolling interest of MP GOM of 5,500 BOPD of oil, 200 BOPD of NGLs and 1,700 MCFD natural gas
[5] Excludes noncontrolling interest of MP GOM of $65 million
[6] Includes dry hole expense of $80 MM in 1H 2026, and assumed dry hole expense of $100 MM for 2H 2026
The table below details the 2026 onshore well delivery plan by quarter.

2026 Onshore Wells Online
	1Q 2026A	2Q 2026A	3Q 2026E	4Q 2026E	2026E Total
Eagle Ford Shale	15	6	8	6	35
Kaybob Duvernay	–	4	–	–	4
Tupper Montney	–	–	8	–	8
Non-Op Eagle Ford Shale	–	–	6	4	10
Note: All well counts are shown gross. Eagle Ford Shale non-operated working interest averages 23 percent.

CONFERENCE CALL AND WEBCAST SCHEDULED FOR AUGUST 6, 2026
Murphy will host a conference call to discuss second quarter 2026 financial and operating results on Thursday, August 6, 2026, at 9:00 a.m. ET. The call can be accessed either via the Internet through the events calendar on the Murphy Oil Corporation Investor Relations website at http://ir.murphyoilcorp.com or via telephone by dialing toll free 833-461-5787, conference ID 127579651. For additional information, please refer to the Second Quarter 2026 Earnings Presentation and Quarterly Stockholder Update available under the News and Events section of the Investor Relations website.
FINANCIAL DATA
Summary financial data and operating statistics for second quarter 2026, with comparisons to the same period from the previous year, are contained in the attached schedules. Additionally, a schedule indicating the impacts of items affecting comparability of results between periods and a reconciliation of the non-GAAP financial measures of adjusted net income from continuing operations attributable to Murphy, EBITDA, EBITDAX, adjusted EBITDA, adjusted EBITDAX, free cash flow and adjusted free cash flow to the most directly comparable GAAP financial measures for such periods are also included.
ABOUT MURPHY OIL CORPORATION
Murphy Oil Corporation is an independent oil and natural gas company with a multi-basin onshore and offshore portfolio and significant exploration opportunities. The Company has more than a century-long history of demonstrating strong execution and innovative, full-cycle development capabilities with a focus on value creation that drives shareholder returns. Murphy’s foresight and financial discipline, along with its culture of adaptability and accountability, will allow the Company to continue its outstanding legacy and exceptional reputation. The Company’s current operations include extensive inventory located onshore in the Eagle Ford Shale, Tupper Montney and Kaybob Duvernay, as well as offshore in the Gulf of America and Canada. Murphy also strives to create long-term shareholder value through offshore exploration and development in the Gulf of America, Vietnam and Côte d’Ivoire. Additional information can be found on the Company’s website at www.murphyoilcorp.com.
FORWARD-LOOKING STATEMENTS
This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally identified through the inclusion of words such as “aim”, “anticipate”, “believe”, “drive”, “estimate”, “expect”, “forecast”, “future”, “goal”, “guidance”, “intend”, “may”, “objective”, “outlook”, “plan”, “position”, “potential”, “project”, “seek”, “should”, “strategy”, “target”, “will” or variations of such words and other similar expressions. These statements, which express management’s current views concerning future events, results and plans, are subject to inherent risks, uncertainties and assumptions (many of which are beyond our control) and are not guarantees of performance. In particular, statements, express or implied, concerning the Company’s future operating results or activities and returns or the Company's ability and intent to replace or increase reserves, increase production, generate returns and rates of return, replace or increase drilling locations, reduce or otherwise control operating costs and expenditures, generate cash flows, pay down or refinance indebtedness, achieve, reach or otherwise meet initiatives, plans, goals, ambitions or targets with respect to emissions, safety matters or other environmental, social and governance matters, make capital expenditures, pay and/or increase dividends or make share repurchases and other capital allocation decisions are forward-looking statements. Factors that could cause one or more of these future events, results or plans not to occur as implied by any forward-looking statement, which consequently could cause actual results or activities to differ materially from the expectations expressed or implied by such forward-looking statements, include, but are not limited to: macro conditions in the oil and natural gas industry, including supply and demand levels, actions taken by major oil exporters and the resulting impacts on commodity prices; geopolitical concerns (including the current conflict in Iran); increased volatility or deterioration in the success rate of our exploration programs or in our ability to maintain production rates and replace reserves; reduced customer demand for our products due to environmental, regulatory, technological or other reasons; adverse foreign exchange movements; political and regulatory instability in the markets where we do business; the impact on our operations or markets of health pandemics and related government responses; natural hazards impacting our operations or markets; any other deterioration in our business, markets or prospects; cyber attacks and other cybersecurity risks; any failure to obtain necessary regulatory approvals; the impact of current and future laws, rulings and governmental regulations; any inability to service or refinance our outstanding debt or to access debt markets at acceptable prices; or adverse developments in the U.S. or global capital markets, credit markets, banking system or economies in general, including inflation, trade policies, tariffs and other trade restrictions. For further discussion of factors that could cause one or more of these future events or results not to occur as implied by any forward-looking statement, see “Risk Factors” in our most recent Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (SEC) and any subsequent Quarterly Report on Form 10-Q or Current Report on Form 8-K that we file, available from the SEC’s website and from Murphy Oil Corporation’s website at http://ir.murphyoilcorp.com. Investors and others should note that we may announce material information using SEC filings, press releases, public conference calls, webcasts and the investors page of our website. We may use these channels to distribute material information about the Company; therefore, we encourage investors, the media, business partners and others interested in the Company to review the information we post on our website. The information on our website is not part of, and is not incorporated into, this news release. Each forward-looking statement contained in this news release speaks only as of the date of this news release. Except as required by applicable law, Murphy Oil Corporation undertakes no duty to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.
NON-GAAP FINANCIAL MEASURES
This news release contains certain non-GAAP financial measures that management believes are useful tools for internal use and the investment community in evaluating

Murphy Oil Corporation’s overall financial performance. These non-GAAP financial measures are broadly used to value and compare companies in the crude oil and natural gas industry. Not all companies define these measures in the same way. In addition, these non-GAAP financial measures are not a substitute for financial measures prepared in accordance with US generally accepted accounting principles (GAAP) and should therefore be considered only as supplemental to such GAAP financial measures. Please see the attached schedules for reconciliations of the differences between the non-GAAP financial measures used in this news release and the most directly comparable GAAP financial measures.
† In accordance with GAAP, Murphy reports the 100 percent interest, including a 20 percent noncontrolling interest (NCI), in its subsidiary, MP Gulf of Mexico, LLC (MP GOM). The GAAP financials include the NCI portion of revenue, costs, assets and liabilities and cash flows. Unless otherwise noted, the financial and operating highlights and metrics discussed in this news release, but not the accompanying schedules, exclude the NCI, thereby representing only the amounts attributable to Murphy.

Investor Contacts:
InvestorRelations@murphyoilcorp.com
Atif Riaz, 281-675-9358
Beth Heller, 281-675-9363

MURPHY OIL CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(Thousands of dollars, except per share amounts)	2026	2025	2026	2025
Revenues and other income
Revenue from production	$926,332	$683,065	$1,658,686	$1,355,795
Total revenue from sales to customers	926,332	683,065	1,658,686	1,355,795
Gain on derivative instruments	—	10,808	—	1,349
Gain on sale of assets and other operating income	1,975	1,697	3,173	4,137
Total revenues and other income	928,307	695,570	1,661,859	1,361,281
Costs and expenses
Lease operating expenses	143,719	215,554	287,183	420,633
Severance and ad valorem taxes	14,991	10,828	28,737	19,478
Transportation, gathering and processing	45,274	54,070	92,335	102,921
Exploration expenses, including undeveloped lease amortization	39,303	10,399	122,118	24,887
Selling and general expenses	38,670	36,919	73,540	67,834
Depreciation, depletion and amortization	262,106	259,324	516,482	453,484
Accretion of asset retirement obligations	14,870	14,432	29,384	28,477
Other operating expense	14,706	1,833	19,147	7,462
Total costs and expenses	573,639	603,359	1,168,926	1,125,176
Operating income from continuing operations	354,668	92,211	492,933	236,105
Other income (loss)
Other income (loss)	11,247	(32,304)	21,099	(29,902)
Interest expense, net	(24,917)	(25,053)	(53,894)	(48,576)
Total other loss	(13,670)	(57,357)	(32,795)	(78,478)
Income from continuing operations before income taxes	340,998	34,854	460,138	157,627
Income tax expense	77,030	1,032	126,975	33,754
Income from continuing operations	263,968	33,822	333,163	123,873
Income (loss) from discontinued operations, net of income taxes	(437)	1,302	(979)	669
Net income including noncontrolling interest	263,531	35,124	332,184	124,542
Less: Net income attributable to noncontrolling interest	31,356	12,844	47,023	29,226
NET INCOME ATTRIBUTABLE TO MURPHY	$232,175	$22,280	$285,161	$95,316
NET INCOME (LOSS) PER COMMON SHARE – BASIC
Continuing operations	$1.62	$0.15	$2.00	$0.66
Discontinued operations	—	0.01	(0.01)	—
Net income	$1.62	$0.16	$1.99	$0.66
NET INCOME (LOSS) PER COMMON SHARE – DILUTED
Continuing operations	$1.59	$0.15	$1.96	$0.66
Discontinued operations	—	0.01	(0.01)	—
Net income	$1.59	$0.16	$1.95	$0.66
Cash dividends per common share	$0.350	$0.325	$0.700	$0.650
Average common shares outstanding (thousands)
Basic	143,351	142,721	143,216	143,502
Diluted	146,149	143,216	145,894	144,144

MURPHY OIL CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(Thousands of dollars)	2026	2025	2026	2025
Operating Activities
Net income including noncontrolling interest	$263,531	$35,124	$332,184	$124,542
Adjustments to reconcile net income to net cash provided by continuing operations activities
Depreciation, depletion and amortization	262,106	259,324	516,482	453,484
Unsuccessful exploration well costs and previously suspended exploration costs	13,542	(966)	80,585	(776)
Deferred income tax expense	55,685	4,873	92,549	21,216
Accretion of asset retirement obligations	14,870	14,432	29,384	28,477
Long-term non-cash compensation	10,260	12,111	25,693	22,016
Amortization of undeveloped leases	2,565	2,255	4,835	3,909
(Income) loss from discontinued operations	437	(1,302)	979	(669)
Unrealized gain on derivative instruments	—	(10,287)	—	(1,371)
Other operating activities, net	(34,540)	11,797	(65,121)	(2)
Net (increase) decrease in non-cash working capital	67,495	30,689	(40,477)	7,905
Net cash provided by continuing operations activities	655,951	358,050	977,093	658,731
Investing Activities
Property additions and dry hole costs	(478,363)	(309,641)	(866,159)	(678,043)
Acquisition of oil and natural gas properties	(832)	—	(23,513)	(1,383)
Net cash required by investing activities	(479,195)	(309,641)	(889,672)	(679,426)
Financing Activities
Retirement of debt	—	—	(227,489)	—
Early redemption of debt cost	—	—	(2,369)	—
Debt issuance	—	—	500,000	—
Debt issuance cost	—	—	(7,819)	—
Borrowings on revolving credit facility	250,000	100,000	425,000	350,000
Repayment of revolving credit facility	(250,000)	(100,000)	(525,000)	(150,000)
Issue costs of revolving credit facility	(61)	(18)	(12,274)	(18)
Repurchase of common stock, including excise tax	—	(2,548)	(777)	(102,620)
Cash dividends paid	(50,171)	(46,386)	(100,344)	(93,412)
Distributions to noncontrolling interest	(21,164)	(11,210)	(21,164)	(18,165)
Withholding tax on stock-based incentive awards	—	19	(7,849)	(7,654)
Finance lease obligation payments	(451)	(370)	(870)	(486)
Net cash provided (required) by financing activities	(71,847)	(60,513)	19,045	(22,355)
Effect of exchange rate changes on cash and cash equivalents	213	(1,179)	213	(888)
Net increase (decrease) in cash and cash equivalents	105,122	(13,283)	106,679	(43,938)
Cash and cash equivalents at beginning of period	378,753	392,914	377,196	423,569
Cash and cash equivalents at end of period	$483,875	$379,631	$483,875	$379,631

MURPHY OIL CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)

(Thousands of dollars)	June 30, 2026	December 31, 2025
ASSETS
Cash and cash equivalents	$483,875	$377,196
Other current assets	542,967	439,516
Total current assets	$1,026,842	$816,712
Property, plant and equipment, net	8,434,791	8,136,346
Operating lease assets, net	702,528	805,464
Other long-term assets	113,973	74,104
Total assets	$10,278,134	$9,832,626
LIABILITIES AND EQUITY
Current maturities of long-term debt, finance lease	$2,578	$2,514
Accounts payable	671,238	572,183
Operating lease liabilities	280,162	278,834
Other current liabilities	248,387	209,218
Total current liabilities	$1,202,365	$1,062,749
Long-term debt, including finance lease obligation	1,547,864	1,382,566
Asset retirement obligations	981,355	970,908
Non-current operating lease liabilities	433,128	537,773
Other long-term liabilities	710,232	641,933
Total liabilities	$4,874,944	$4,595,929
Murphy Shareholders' Equity	5,259,014	5,118,380
Noncontrolling interest	144,176	118,317
Total liabilities and equity	$10,278,134	$9,832,626

MURPHY OIL CORPORATION
SCHEDULE OF ADJUSTED NET INCOME (LOSS) (unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(Millions of dollars, except per share amounts)	2026	2025	2026	2025
Net income attributable to Murphy (GAAP) [1]	$232.2	$22.3	$285.2	$95.3
Discontinued operations (income) loss	0.4	(1.3)	1.0	(0.7)
Net income from continuing operations attributable to Murphy	232.6	21.0	286.2	94.6
Adjustments:
Foreign exchange (gain) loss	(9.2)	34.3	(18.6)	34.3
Unrealized gain on derivative instruments	—	(10.3)	—	(1.4)
Total adjustments, before taxes	(9.2)	24.0	(18.6)	32.9
Income tax (benefit) expense related to adjustments	2.4	(6.5)	4.8	(8.3)
Total adjustments, after taxes	(6.8)	17.5	(13.8)	24.6
Adjusted net income from continuing operations attributable to Murphy (Non-GAAP)	$225.8	$38.5	$272.4	$119.2
Adjusted net income from continuing operations per average diluted share (Non-GAAP)	$1.55	$0.27	$1.87	$0.83
1 Excludes amounts attributable to a noncontrolling interest in MP GOM.

Non-GAAP Financial Measures
Presented above is a reconciliation of net income (loss) to adjusted net income from continuing operations attributable to Murphy. Adjusted net income excludes certain items that management believes affect the comparability of results between periods. Management believes this is important information to provide because it is used by management to evaluate the Company’s operational performance and trends between periods and relative to its industry competitors. Management also believes this information may be useful to investors and analysts to gain a better understanding of the Company’s financial results. Adjusted net income is a non-GAAP financial measure and should not be considered a substitute for net income (loss) as determined in accordance with GAAP.
The pretax and income tax impacts for adjustments in the above table are shown below by area of operation and geographical location and corporate, as applicable, and exclude the share attributable to noncontrolling interests.

	Three Months Ended June 30, 2026			Six Months Ended June 30, 2026
(Millions of dollars)	Pretax	Tax	Net	Pretax	Tax	Net
Corporate	$(9.2)	$2.4	$(6.8)	$(18.6)	$4.8	$(13.8)
Total adjustments	$(9.2)	$2.4	$(6.8)	$(18.6)	$4.8	$(13.8)

MURPHY OIL CORPORATION
SCHEDULE OF EBITDA, ADJUSTED EBITDA, EBITDAX AND ADJUSTED EBITDAX (unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(Millions of dollars)	2026	2025	2026	2025
Net income attributable to Murphy (GAAP) [1]	$232.2	$22.3	$285.2	$95.3
Income tax expense	77.0	1.1	127.0	33.8
Interest expense, net	24.9	25.1	53.9	48.6
Depreciation, depletion and amortization expense [1]	254.0	250.8	500.8	438.2
EBITDA attributable to Murphy (Non-GAAP) [1]	$588.1	$299.3	$966.9	$615.9
Exploration expenses [1]	39.3	10.3	122.1	24.8
EBITDAX attributable to Murphy (Non-GAAP) [1]	$627.4	$309.6	$1,089.0	$640.7

EBITDA attributable to Murphy (Non-GAAP) [1]	$588.1	$299.3	$966.9	$615.9
Foreign exchange (gain) loss	(9.2)	34.3	(18.6)	34.3
Accretion of asset retirement obligations [1]	13.4	12.9	26.3	25.4
Unrealized gain on derivative instruments	—	(10.3)	—	(1.4)
Discontinued operations (income) loss	0.4	(1.3)	1.0	(0.7)
Adjusted EBITDA attributable to Murphy (Non-GAAP) [1]	$592.7	$334.9	$975.6	$673.5
Exploration expenses [1]	39.3	10.3	122.1	24.8
Adjusted EBITDAX attributable to Murphy (Non-GAAP) [1]	$632.0	$345.2	$1,097.7	$698.3
1 Excludes amounts attributable to a noncontrolling interest in MP GOM.

Non-GAAP Financial Measures
Presented above is a reconciliation of net income (loss) to earnings before interest, taxes, depreciation and amortization (EBITDA), adjusted EBITDA, earnings before interest, taxes, depreciation and amortization, and exploration expenses (EBITDAX) and adjusted EBITDAX. Management believes EBITDA, adjusted EBITDA, EBITDAX and adjusted EBITDAX are important information to provide because they are used by management to evaluate the Company’s operational performance and trends between periods and relative to its industry competitors. Adjusted EBITDAX excludes certain items that management believes affect the comparability of results between periods. Management also believes this information may be useful to investors and analysts to gain a better understanding of the Company’s financial results. EBITDA, adjusted EBITDA, EBITDAX and adjusted EBITDAX are non-GAAP financial measures and should not be considered a substitute for net income (loss) or cash provided by operating activities as determined in accordance with GAAP.

MURPHY OIL CORPORATION
SCHEDULE OF FREE CASH FLOW AND ADJUSTED FREE CASH FLOW (unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(Millions of dollars)	2026	2025	2026	2025
Net cash provided by continuing operations activities (GAAP)	$655.9	$358.1	$977.1	$658.7
Exclude: increase (decrease) in non-cash working capital	(67.5)	(30.7)	40.5	(7.9)
Operating cash flow excluding working capital adjustments (Non-GAAP)	588.4	327.4	1,017.6	650.8
Less: property additions and dry hole costs [1]	(478.4)	(309.6)	(866.2)	(678.0)
Free cash flow (Non-GAAP)	$110.0	$17.8	$151.4	$(27.2)
Adjustments:
Cash dividends paid	(50.1)	(46.4)	(100.3)	(93.4)
Distributions to noncontrolling interest	(21.2)	(11.2)	(21.2)	(18.2)
Debt costs	(0.1)	—	(22.5)	—
Withholding tax on stock-based incentive awards	—	—	(7.8)	(7.7)
Acquisition of oil and natural gas properties	(0.8)	—	(23.5)	(1.4)
Adjusted free cash flow (Non-GAAP)	$37.8	$(39.8)	$(23.9)	$(147.9)
1 Property additions for the six months ended June 30, 2025 include a payment of $125.0 million for the purchase of a floating production, storage, and offloading vessel in the Gulf of America, including amounts attributable to a noncontrolling interest in MP GOM.

Non-GAAP Financial Measures
Presented above is a reconciliation of net cash provided by continuing operations activities to free cash flow (FCF) and adjusted FCF. Management believes FCF and adjusted FCF are important information to provide because they are additional measures of liquidity and are used by management to evaluate the Company’s ability to internally generate cash, excluding the timing impacts of working capital, and to measure funds available for investing and financing activities. Management also believes this information may be useful to investors and analysts to monitor the Company’s financial health over time. FCF and adjusted FCF are non-GAAP financial measures and should not be considered a substitute for net cash provided by operating, investing, or financing activities as determined in accordance with GAAP.

MURPHY OIL CORPORATION
FUNCTIONAL RESULTS OF OPERATIONS (unaudited)

	Three Months Ended June 30, 2026		Three Months Ended June 30, 2025
(Millions of dollars)	Revenues	Income (Loss)	Revenues	Income (Loss)
Exploration and production
United States [1]	$744.0	$274.2	$553.5	$86.5
Canada	183.6	51.9	128.3	10.5
Other	—	(30.2)	2.9	(7.3)
Total exploration and production	927.6	295.9	684.7	89.7
Corporate	0.7	(32.0)	10.9	(55.9)
Total from continuing operations	928.3	263.9	695.6	33.8
Discontinued operations, net of tax	—	(0.4)	—	1.3
Total including noncontrolling interest	$928.3	$263.5	$695.6	$35.1
Less: Net income attributable to noncontrolling interest		31.3		12.8
Net income attributable to Murphy		$232.2		$22.3

	Six Months Ended June 30, 2026		Six Months Ended June 30, 2025
(Millions of dollars)	Revenues	Income (Loss)	Revenues	Income (Loss)
Exploration and production
United States ¹	$1,319.5	$430.9	$1,063.0	$194.4
Canada	338.8	83.5	294.0	52.0
Other	2.9	(112.8)	2.9	(18.5)
Total exploration and production	1,661.2	401.6	1,359.9	227.9
Corporate	0.7	(68.4)	1.4	(104.1)
Total from continuing operations	1,661.9	333.2	1,361.3	123.8
Discontinued operations, net of tax	—	(1.0)	—	0.7
Total including noncontrolling interest	$1,661.9	$332.2	$1,361.3	$124.5
Less: Net income attributable to noncontrolling interest		47.0		29.2
Net income attributable to Murphy		$285.2		$95.3
1 Includes results attributable to a noncontrolling interest in MP GOM.

MURPHY OIL CORPORATION
PRODUCTION-RELATED EXPENSES (unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(Dollars per barrel of oil equivalents sold)	2026	2025	2026	2025
United States – Onshore
Lease operating expense	$9.60	$8.20	$9.31	$10.08
Severance and ad valorem taxes	3.76	2.66	3.58	2.96
Depreciation, depletion and amortization expense	32.01	29.88	31.79	29.68

United States – Offshore [1]
Lease operating expense	$10.43	$20.91	$10.80	$21.13
Severance and ad valorem taxes	0.12	0.14	0.12	0.11
Depreciation, depletion and amortization expense	18.74	16.93	18.21	16.21

Canada – Onshore
Lease operating expense	$5.52	$4.98	$5.53	$5.21
Severance and ad valorem taxes	0.16	0.05	0.15	0.05
Depreciation, depletion and amortization expense	4.96	4.20	4.69	4.29

Canada – Offshore
Lease operating expense	$18.84	$17.86	$18.24	$17.29
Depreciation, depletion and amortization expense	10.65	11.47	10.89	9.59

Total E&P continuing operations [1]
Lease operating expense	$8.95	$11.95	$8.92	$12.83
Severance and ad valorem taxes	0.93	0.60	0.89	0.59
Depreciation, depletion and amortization expense [2]	16.16	14.28	15.89	13.70

Total oil and gas continuing operations – excluding noncontrolling interest
Lease operating expense [3]	$8.83	$11.80	$8.77	$12.67
Severance and ad valorem taxes	0.96	0.62	0.92	0.61
Depreciation, depletion and amortization expense [2]	16.20	14.28	15.94	13.71
1 Includes amounts attributable to a noncontrolling interest in MP GOM.
2 Excludes expenses attributable to the Corporate segment.
3 Lease operating expense per barrel of oil equivalent sold for total oil and gas continuing operations, excluding NCI and workover costs, was $8.20 and $8.76 for the three months ended June 30, 2026 and 2025, respectively, and $8.23 and $9.50 for the six months ended June 30, 2026 and 2025, respectively.

MURPHY OIL CORPORATION
CAPITAL EXPENDITURES (unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(Millions of dollars)	2026	2025	2026	2025
Exploration and production
United States [1]	$276.2	$178.4	$535.3	$500.5
Canada	64.3	45.7	126.4	101.1
Other	152.6	26.7	300.2	69.8
Total	493.1	250.8	961.9	671.4

Corporate	7.2	2.8	16.3	7.0
Total capital expenditures - continuing operations [1]	500.3	253.6	978.2	678.4

Less: capital expenditures attributable to noncontrolling interest	24.3	2.8	37.2	24.7
Total capital expenditures - continuing operations attributable to Murphy [2]	$476.0	$250.8	$941.0	$653.7

Charged to exploration expenses [3]
United States [1]	13.1	2.2	17.3	7.3
Canada	—	—	—	0.1
Other	23.8	5.9	100.1	13.6
Total charged to exploration expenses - continuing operations [1,3]	36.9	8.1	117.4	21.0

Less: charged to exploration expenses attributable to noncontrolling interest	—	0.1	—	0.1
Total charged to exploration expenses - continuing operations attributable to Murphy	36.9	8.0	117.4	20.9

Total capitalized - continuing operations attributable to Murphy	$439.1	$242.8	$823.6	$632.8
1 Includes amounts attributable to a noncontrolling interest in MP GOM.
2 For the three months ended June 30, 2026, total capital expenditures attributable to Murphy, excluding acquisition-related costs of $0.8 million (2025: nil), is $475.2 million (2025: $250.8 million). For the six months ended June 30, 2026, total capital expenditures attributable to Murphy, excluding acquisition-related costs of $23.5 million (2025: $1.4 million), is $917.5 million (2025: $652.3 million).
3 For the three and six months ended June 30, 2026, total charged to exploration expense attributable to Murphy, excludes amortization of undeveloped leases of $2.4 million (2025: $2.3 million) and $4.7 million (2025 $3.9 million), respectively.

MURPHY OIL CORPORATION
PRODUCTION SUMMARY (unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(Barrels per day unless otherwise noted)	2026	2025	2026	2025
Net crude oil and condensate
United States - Onshore	26,853	28,519	27,670	22,779
United States - Offshore [1]	50,920	58,840	51,377	57,222
Canada - Onshore	4,854	2,307	3,899	2,445
Canada - Offshore	7,880	5,638	8,440	7,237
Other	239	296	232	275
Total net crude oil and condensate	90,746	95,600	91,618	89,958
Net natural gas liquids
United States - Onshore	6,769	5,557	6,315	4,818
United States - Offshore [1]	3,976	4,720	4,136	4,265
Canada - Onshore	570	494	549	516
Total net natural gas liquids	11,315	10,771	11,000	9,599
Net natural gas – thousands of cubic feet per day
United States - Onshore	32,861	32,389	32,971	29,306
United States - Offshore [1]	49,178	52,964	50,160	52,062
Canada - Onshore	355,672	454,310	366,277	400,898
Total net natural gas	437,711	539,663	449,408	482,266
Total net hydrocarbons - including NCI [2,3]	175,013	196,315	177,519	179,935
Noncontrolling interest
Net crude oil and condensate – barrels per day	(5,481)	(6,070)	(5,382)	(5,925)
Net natural gas liquids – barrels per day	(195)	(244)	(210)	(207)
Net natural gas – thousands of cubic feet per day	(2,052)	(1,942)	(1,955)	(1,590)
Total noncontrolling interest [2,3]	(6,018)	(6,638)	(5,918)	(6,397)
Total net hydrocarbons - excluding NCI [2,3]	168,995	189,677	171,601	173,538
1 Includes net volumes attributable to a noncontrolling interest in MP GOM.
2 Natural gas converted on an energy equivalent basis of 6:1.
3 NCI - noncontrolling interest in MP GOM.

MURPHY OIL CORPORATION
SALES SUMMARY (unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(Barrels per day unless otherwise noted)	2026	2025	2026	2025
Net crude oil and condensate
United States - Onshore	26,853	28,520	27,670	22,779
United States - Offshore [1]	50,359	58,469	51,277	56,313
Canada - Onshore	4,854	2,307	3,899	2,444
Canada - Offshore	10,201	7,762	8,897	9,436
Other	—	457	226	230
Total net crude oil and condensate	92,267	97,515	91,969	91,202
Net natural gas liquids
United States - Onshore	6,769	5,557	6,315	4,819
United States - Offshore [1]	3,976	4,720	4,136	4,264
Canada - Onshore	570	494	549	516
Total net natural gas liquids	11,315	10,771	11,000	9,599
Net natural gas – thousands of cubic feet per day
United States - Onshore	32,861	32,388	32,971	29,306
United States - Offshore [1]	49,178	52,964	50,160	52,062
Canada - Onshore	355,672	454,310	366,277	400,898
Total net natural gas	437,711	539,662	449,408	482,266
Total net hydrocarbons - including NCI [2,3]	176,534	198,230	177,870	181,179
Noncontrolling interest
Net crude oil and condensate – barrels per day	(5,396)	(6,014)	(5,365)	(5,792)
Net natural gas liquids – barrels per day	(195)	(243)	(210)	(207)
Net natural gas – thousands of cubic feet per day	(2,052)	(1,942)	(1,955)	(1,590)
Total noncontrolling interest [2,3]	(5,933)	(6,581)	(5,901)	(6,264)
Total net hydrocarbons - excluding NCI [2,3]	170,601	191,649	171,969	174,915
1 Includes net volumes attributable to a noncontrolling interest in MP GOM.
2 Natural gas converted on an energy equivalent basis of 6:1.
3 NCI - noncontrolling interest in MP GOM.

MURPHY OIL CORPORATION
WEIGHTED AVERAGE PRICE SUMMARY (unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Crude oil and condensate – dollars per barrel
United States - Onshore	$99.55	$64.00	$86.18	$66.84
United States - Offshore [1]	99.36	64.48	84.99	68.23
Canada - Onshore [2]	84.08	59.94	77.28	61.73
Canada - Offshore [2]	103.88	64.76	93.00	70.39
Other [2]	—	70.86	71.04	70.86
Natural gas liquids – dollars per barrel
United States - Onshore	23.08	19.56	20.55	21.07
United States - Offshore [1]	21.66	19.35	18.97	22.75
Canada - Onshore [2]	34.46	33.84	31.25	35.00
Natural gas – dollars per thousand cubic feet
United States - Onshore	2.41	2.75	3.07	3.03
United States - Offshore [1]	3.38	3.47	4.55	3.89
Canada - Onshore [2]	1.48	1.65	1.97	1.96
1 Prices include the effect of noncontrolling interest in MP GOM.
2 U.S. dollar equivalent.

MURPHY OIL CORPORATION
FIXED PRICE FORWARD SALES AND COMMODITY HEDGE POSITIONS
AS OF AUGUST 3, 2026 (unaudited)

			Volumes (MMCF/D)	Price/MCF	Remaining Period
Area	Commodity	Type [1]			Start Date	End Date
Canada	Natural Gas	Fixed price forward sales	88	C$2.81	7/1/2026	9/30/2026
Canada	Natural Gas	Fixed price forward sales	59	C$3.00	10/1/2026	12/31/2026
Canada	Natural Gas	Fixed price forward sales	9.5	C$3.14	1/1/2027	12/31/2027
1 Fixed price forward sale contracts listed above are accounted for as normal sales and purchases for accounting purposes.